UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2005 (June 23, 2005)

CAPSTONE TURBINE CORPORATION

(Exact Name of Registrant As specified in Its Charter)

Delaware	001-15957	95-4180883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of Principal Executive Offices)

(818) 734-5300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2005, the Board of Directors of the Company elected Noam Lotan to serve as a Director effective as of June 23, 2005, until the next Annual Meeting of Shareholders of Capstone Turbine Corporation. Mr. Lotan is not expected to serve on any committees of the Board prior to the Annual Meeting of Shareholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By action of its Board of Directors, effective June 23, 2005, the Company amended its bylaws to increase the size of the Board of Directors from seven to eight. The amended bylaws will be filed with the Company’s Form 10-K for the fiscal year ended March 31, 2005. A copy of the text of the amendment is filed as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.

Section 9

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

     Exhibit 3.1 Text of Amendment to Bylaws.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)

Date: June 27, 2005	By:	/s/ Karen Clark

Karen Clark Chief Financial Officer

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